<SEQUENCE>10
<FILENAME>exh23-1acctconsent.txt



       (Logo)
Bateman & Co., Inc., P.C.
Certified Public Accountants

                                                           5 Briardale Court
                                                       Houston, Texas 77027-2904
                                                            (713) 552-9800
                                                          FAX (713) 552-9700
                                                        www.batemanhouston.com



                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in this Form SB-2 of Emission Control Inc. of our report dated December 16, 2003, on our audit of the financial statements of Emission Control Inc., as of September 30, 2003 and March 31, 2003, and for the periods then ended.


                                               /s/ Bateman & Co., Inc., P.C.

                                                   BATEMAN & CO., INC., P.C.

Houston, Texas
February 25, 2004


























                                     Member
                INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS
                   Offices in Principal Cities Around The World